UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 3, 2007

International Star, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28861	86-0876846
(Commission File Number)	(IRS Employer Identification No.)

1818 Marshall Street
Shreveport, Louisiana 71101
318-464-8687

(Address and telephone number of principal executive offices and place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Star, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 1.01                      Entry into a Material Definitive Agreement

SECURED LINE OF CREDIT

On December 3, 2007, we entered into a Corporate Loan Agreement with Kilpatrick’s Rose-Neath Funeral Homes, Crematorium and Cemeteries, Inc. (“KRFH”). In connection with the Corporate Loan Agreement we entered into a Security Agreement with KRFH and issued a Promissory Note to KRFH (collectively with the Corporate Loan Agreement, the “Loan Documents”).   The Loan Documents provide us with a $500,000 revolving line of credit.  The line of credit carries simple interest at the rate of 6% per annum.   All unpaid principal and accrued interest is due on December 2, 2010 (the “Maturity Date”).  Until the Maturity Date, we are only required to pay interest, with the first such payment due in arrears on June 3, 2007 and then with additional payments every 90 days thereafter.

At any time, KRFH can demand immediate repayment of the outstanding balance on the line of credit with ten days notice.  Any payments due under the Loan Documents from us that are not paid within ten days of the due date are subject to late fee of 5%.  We have the right to prepay any amounts due KRFH under the Loan Documents at any time without penalty.

We plan to use the line of credit to fund our operating and compliance costs. We do not have any revenues and continue to be dependent on debt and equity financing to meet our immediate cash needs. In the event we are unable to achieve sufficient revenues for the repayment of the line of credit, we will need to raise such funds through debt and equity financings. We can provide no assurance that we will be able to raise the funds necessary for the repayment of the line of credit on terms favorable to us or at all.

The line of credit is secured by a 51% interest in our Detrital Wash Property and Wickiup Property and in any future claims acquired by us, as well as all proceeds and products from such properties (collectively, the “Collateral”).  In the event we default under the Loan Documents, KRFH may institute legal action against us and foreclose against the Collateral.  In such event, KRFH would be entitled to its collection costs, including attorney fees and courts costs.

Our Chairman of the Board, Ms. Virginia Shehee, may be deemed the beneficial owner of over 50% of the outstanding shares of KRFH due to the voting power she has obtained pursuant to a voting agreement.  Due to the voting power she has obtained pursuant to a similar voting agreement, Ms. Shehee may also be deemed the beneficial owner of over 50% of the outstanding shares of Kilpatrick Life Insurance Company, one of our major shareholders.  The Kilpatrick Life Insurance Company employs Ms. Shehee as its President and Chief Executive Officer and Ms. Wine as its Assistant Secretary/Treasurer.  Ms. Wine is our Acting Secretary, Acting Treasurer/CFO and one of our directors.

Copies of the Corporate Loan Agreement, Corporate Promissory Note and Security Agreement are attached as Exhibits 10.1 through 10.3, respectively, to this Current Report on Form 8-K. The foregoing summary of these documents is qualified in its entirety by the complete text of the documents.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.

Item 3.02                      Unregistered Sale Of Equity Securities.

Our discussion under Item 1.01 of this Current Report is hereby incorporated by this reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

APPOINTMENT OF DIRECTOR AND EXECUTIVE OFFICER

On December 6, 2007, our Board of Director’s appointed Sterling M. Redfern to serve as our President and as a member of our Board for a term of one year.

In his capacity of President, Mr. Redfern takes the place of Ms. Virgina Shehee, who was serving as our Acting President on a temporary basis without compensation. Ms. Shehee continues to serve as our Chairman of the Board.

Compensation

As compensation for serving as our President, Mr. Redfern is to receive $2,700 a month and to be issued  100,000 shares of our common stock a month.  Mr. Redfern is responsible for all withholding taxes on this compensation.  The Company has agreed that all shares of Company common stock received by Mr. Redfern as part of his compensation will not be adjusted for any reverse split.  The terms of Mr. Redfern’s compensation are not reflected in any written agreement but are partially documented in the Board resolution offering Mr. Redfern his position.

We are offering and issuing our shares to Mr. Redfern in reliance upon exemptions from registration pursuant Section 4(2) of the Securities Act of 1933, as amended, (the “Act”) and Regulation D promulgated under the Act.

Mr. Redfern does not receive any compensation for serving as a director.

Biographical Information

Mr. Sterling M. Redfern has served as our President and as a director since December 6, 2007.  From March 2001 through September 2003, Mr. Redfern served as a director of Cryocon, Inc, but has otherwise been retired since December 2003.  From June 1960 to December 1994, Mr. Redfern was the President/Chief Executive Officer of Educational Employees Credit Union (EECU) located in Bridgeton, Missouri.  Mr. Redfern has also served as a director of the Missouri Credit Union League, the Credit Union National Association, and the Metro Collegian Baseball League.  He has also served as President of the Metro Collegian Baseball League, as a member of the Governor’s White House Conference on Education in Missouri and as a member of the Board of Deduction, Pattonville School District, Bridgeton, Missouri. In 1955, Mr. Redfern received a Bachelors of Arts Degree in Mathematics from Arkansas State University, located in Jonesboro, Arkansas.

Related Party Transactions

Since the beginning of our last fiscal year, we have not engaged in any transactions and are not party to any proposed transactions in which Mr. Redfern had or is to have a direct or indirect material interest.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Corporate Loan Agreement, entered into on December 3, 2007 by Kilpatrick’s Rose-Neath Funeral Homes, Crematorium and Cemeteries, Inc. and International Star Inc.
10.2	Corporate Promissory Note, dated December 3, 2007 and issued by International Star Inc. to Kilpatrick’s Rose-Neath Funeral Homes, Crematorium and Cemeteries, Inc.
10.3	Security Agreement, entered into on December 3, 2007 by Kilpatrick’s Rose-Neath Funeral Homes, Crematorium and Cemeteries, Inc. and International Star Inc.

SIGNATURES:

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Star, Inc. By: /S/ STERLING M. REDFERN Sterling M. Redfern, President Dated: December 21, 2007